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                                                                    FILED
                                                                 FEB 27 1986
                                                             SECRETARY OF STATE
                                                             STATE OF WASHINGTON

                                                                   Exhibit 3.23a

                            ARTICLES OF INCORPORATION
                                       OF
                         QUALITY BUSINESS SYSTEMS, INC.

      KNOW ALL MEN BY THESE PRESENTS: That the undersigned, being over the age of eighteen (18) years, and for the purpose of forming a corporation under the Washington Business Corporation Act hereby certifies and adopts in duplicate the following Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation shall be QUALITY BUSINESS SYSTEMS, INC.

                                   ARTICLE II

      This corporation shall have perpetual existence.

                                   ARTICLE III

      The purposes for which the corporation is organized are as follows:

      1. To sell, lease, repair and service office and business machinery and equipment of any type and nature;

      2. To engage in generally and carry on any lawful business or trade which may, in the judgment of the Board of Directors, at any time be necessary, useful or advantageous to this corporation; and

      3. In furtherance of and not in limitation of the general powers conferred by the laws of the State of Washington, it is expressly provided that this corporation shall also have the following powers:

ARTICLES OF INCORPORATION                                                 Page 1
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      (a) To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the stock of this corporation; provided that the money or property of the corporation shall not be used for purchase of shares of its own stock when such use would cause any impairment of the capital of the corporation. The corporation shall not be entitled to vote, either directly or indirectly, on any shares of its own stock which it may hold.

      (b) To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the bonds, debentures, notes and other securities and obligations of this corporation.

      (c) To borrow money and give security therefor.

      (d) To enter into, make, perform and carry out contracts of every kind for any lawful purposes pertaining to its business, with any individual, entity, firm, association, or corporation, or with any governmental, municipal, or public authority, domestic or foreign.

      (e) To do everything necessary, proper, convenient, or incidental to the accomplishment of the purpose and objects of this corporation, of which is calculated directly or indirectly to promote the welfare of interests of the corporation or enhance the value or render profitable any of its property or rights.


ARTICLES OF INCORPORATION                                                 Page 2
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      (f) To do any and all of the things in this Article set forth to the same extent a natural person might or could do, and in any part of the world, as principals, agents, contractors, trustees, or otherwise, either alone or in company with others;

      PROVIDED, HOWEVER, that nothing. herein contained shall be deemed to authorize or permit the corporation to carry on any business, to exercise any power or to do any act which a corporation formed under the Uniform Business Corporation Act of the State of Washington, or any amendment thereto or substitute therefor, may not at the time lawfully carry on or do.

                                   ARTICLE IV

      Shareholders of this corporation shall have preemptive rights to acquire additional shares offered for sale by the corporation and shall have cumulative voting.

                                    ARTICLE V

      The location and post office address of the registered office of the corporation in this state shall be:

                         14574 N. E. 95th Street
                         Redmond, Washington 98052

and the registered agent of the corporation at that address shall be:

                         Ronald R. Baker

                                   ARTICLE VI

      The authorized capital of this corporation shall consist of FIFTY THOUSAND (50,000) shares having no par value or


ARTICLES OF INCORPORATION                                                 Page 3
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stated value. Subscriptions for shares thereof shall be made payable with consideration of the character and value determined by the Board of Directors. Consideration to be received for the issuance of shares shall not exceed FIFTY THOUSAND DOLLARS ($50,000.00).

                                   ARTICLE VII

      1. The number of directors of the corporation shall be fixed as provided in the By-Laws, and may be changed from time to time by amending the By-Laws, as therein provided.

      2. In furtherance of and not in limitation of the powers conferred by the laws of the State of Washington, the Board of Directors is expressly authorized to make, alter and repeal the By-Laws of the corporation, subject to the power of the stockholders of the corporation to change or repeal such By-Laws.

      3. The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and stockholders and with corporations, associations, firms and entities in which they are or may be necessary to obligate the corporation upon such contracts or transactions; and

      In the absence of fraud no such contract or transaction shall be voided and no such director, officer or stockholder shall be held liable to account to the corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the corporation arising out of such office or


ARTICLES OF INCORPORATION                                                 Page 4
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stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that in the case of directors and officers of the corporation (but not in the case of stockholders who are not directors or officers), the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of the corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed.

      A general notice that a director or officer of this corporation is interested in any corporation, association, firm, or entity shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm or entity.

      4. Any contract, transaction or act of the corporation or of the directors or of any officers of the corporation which shall be ratified by a majority of a quorum of the stockholders of the corporation at any annual meeting or any special meeting called for such purpose, shall insofar as permitted by law, be as binding as though ratified by every stockholder of the corporation.

                                  ARTICLE VIII

      1. The number of directors constituting the initial Board of Directors of the corporation is four.


ARTICLES OF INCORPORATION                                                 Page 5
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      2. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or their successors are elected and qualified are as follows:

      RONALD R. BAKER                   1119 East Lake Sammamish Pky N. E.
      LINDA L. BAKER                    Redmond, Washington 98053-6640

      JOYCE M. WOROBEC                  10725 N. E. 114th Place Kirkland, WA
                                        98033

      RODGER D. SWANSON                 209 Poppy Road
                                        Bothell, Washington 98012

                                   ARTICLE IX

      The name and address of the incorporator is as follows:

      RONALD R. BAKER                   1119 East Lake Sammamish Pky N. E.
                                        Redmond, Washington 98053-6640

      IN WITNESS WHEREOF, the incorporator hereunto set his hand this 5th day of February, 1986.


                                    /s/ Ronald R. Baker
                                    ---------------------------------
                                    RONALD R. BAKER, Incorporator


ARTICLES OF INCORPORATION                                                 Page 6
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                      CONSENT TO SERVE AS REGISTERED AGENT

      I, RONALD R. BAKER, hereby consent to serve as Registered Agent, in the state of Washington, for the following corporation, QUALITY BUSINESS SYSTEMS, INC. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.


  2-5-86                                /s/ Ronald R. Baker
-----------                             --------------------------------
  (date)                                (signature of agent)

                                        14574 N. E. 95th Street
                                        --------------------------------
                                          (registered office address)

                                        Redmond, WA 98052
                                        --------------------------------